Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-174562) of 3M Company of our report dated June 26, 2014, except for the effects of the restatement discussed in Note 2 (not presented herein) to the consolidated financial statements appearing in the Plan’s 2013 Annual Report on Form 11-K/A (Amendment No. 1), as to which the date is June 29, 2015, relating to the financial statements, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 29, 2015

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